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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 15, 1999

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                               OCEAN ENERGY, INC.
             (Exact name of registrant as specified in its charter)

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
                  TEXAS                                  1-8094                             74-1764876
       (State or other jurisdiction                 (Commission File                     (I.R.S. Employer
    of incorporation or organization)                    Number)                       Identification No.)

         1001 FANNIN, SUITE 1600
              HOUSTON, TEXAS                                                                77002-6714
 (Address of principal executive offices)                                                   (Zip code)
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       Registrant's telephone number, including area code: (713) 265-6000

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Item 5.  Other Events.

         Ocean Energy, Inc., a Texas corporation (the "Company"), issued a press release on December 15, 1999, announcing that (i) James T. Hackett ("Hackett"), the Company's President and Chief Executive Officer, would assume the additional responsibility of serving as Chairman of the Board of Directors of the Company effective January 1, 2000 and (ii) James C. Flores ("Flores"), the Company's Chairman of the Board, would resign his position as Chairman of the Board of Directors of the Company effective December 31, 1999 but would continue to serve as a Vice Chairman of the Company and a member of its Board of Directors.

         In connection with these changes, the Company and Hackett have executed an amendment to his Severance Agreement and a second amendment to his Employment Agreement. These amendments are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

         In addition, pursuant to a letter agreement dated December 22, 1999, the Company has agreed to provide Flores certain severance benefits in lieu of the benefits that would have been provided to him pursuant to his existing Employment Agreement with the Company. These in lieu severance benefits include
(i) a lump sum payment and (ii) vesting of outstanding unvested stock options. In addition, Flores has executed an Employment Agreement relating to his position as Vice Chairman of the Company. The cost associated with the benefits to Flores provided for in the letter agreement will be approximately $5.8 million ($3.7 million after tax) and will be recorded as a reduction in earnings for the quarter ended December 31, 1999. The letter agreement and the Employment Agreement are attached hereto as Exhibit 99.3 and Exhibit 99.4, respectively, and are incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to these exhibits.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

99.1 Amendment to Severance Agreement, effective as of December 15, 1999, between the Company and Hackett, amending the Severance Agreement between the Company and Hackett effective as of August 25, 1998.

99.2 Second Amendment to Employment Agreement, effective as of December 15, 1999, between the Company and Hackett, further amending the Employment Agreement between the Company and Hackett effective as of September 16, 1998, as amended on November 24, 1998.

99.3     Letter Agreement between the Company and Flores, dated December 22,
         1999.

99.4 Employment Agreement between the Company and Flores, effective as of January 1, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              OCEAN ENERGY, INC.


                                              By: /s/ Robert K. Reeves
                                                 -------------------------------
                                                   Robert K. Reeves
                                                   Executive Vice President,
                                                   General Counsel and Secretary

         Dated: January 7, 2000

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                                  EXHIBIT INDEX


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
EXHIBIT NO.                DESCRIPTION
-----------                -----------
99.1                       Amendment to Severance Agreement, effective as of
                           December 15, 1999, between the Company and Hackett, amending the Severance Agreement between the Company and Hackett effective as of August 25, 1998.

99.2 Second Amendment to Employment Agreement, effective as of December 15, 1999, between the Company and Hackett, further amending the Employment Agreement between the Company and Hackett effective as of September 16, 1998, as amended on November 24, 1998.

99.3 Letter Agreement between the Company and Flores, dated December 22, 1999.

99.4 Employment Agreement between the Company and Flores, effective as of January 1, 2000.
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